                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Buckeye Partners, L.P. on Form S-8 of our reports dated February 14, 1994, appearing in the Annual Report on Form 10-K of Buckeye Partners, L.P. and its subsidiaries for the year ended December 31, 1993.

DELOITTE & TOUCHE


Philadelphia, Pennsylvania

March 21, 1994